UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

Entegris, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

129 Concord Road, Billerica, Massachusetts		01821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 436-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 22, 2011, Entegris, Inc. (the “Company”) entered into a pre-arranged stock trading plan for the purpose of repurchasing up to $50 million of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. This plan has been established in accordance with, and as a part of, the Company’s stock repurchase program previously announced on October 26, 2011. Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker. The plan will cover the repurchase of shares commencing no earlier than November 28, 2011 and expiring October 24, 2012. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRIS, INC.

Date: November 28, 2011	By:	/s/ Peter W. Walcott
Peter W. Walcott Senior Vice President and General Counsel